A-2 AMENDMENT NO. 2 TO PRECIGEN, INC. 2023 OMNIBUS INCENTIVE PLAN THIS AMENDMENT NO. 2 (this “Amendment”), is dated as of May 5, 2025 and amends that certain 2023 Omnibus Incentive Plan (the “Plan”) of Precigen, Inc. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan. RECITALS WHEREAS, pursuant to Section 5(a), subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 14,500,000 Shares and (ii) the total number of Shares remaining available for issuance under the Prior Plan as of the Effective Date; WHEREAS, the Company desires to increase the number of Shares available for issuance under the Plan by 11,500,000 Shares; and WHEREAS, pursuant to Section 15(a) of the Plan, the Board may amend the Plan at any time, subject to certain limitations specified therein, including no such amendment shall be made without shareholder approval if such approval is required by applicable law or the rules of the stock market exchange on which the Shares are principally traded. NOW, THEREFORE, the following amendment is hereby made to the Plan subject to, and effective as of the date of, the approval of the Company’s shareholders at the Company’s 2025 Annual Meeting of Shareholders: 1. Section 5(a) is hereby amended in its entirety as follows: “Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 26,000,000 Shares and (ii) the total number of Shares remaining available for issuance under the Prior Plan as of the Effective Date. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriate adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.” 2. Section 5(f) is hereby amended in its entirety as follows: “Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 26,000,000. 3. This Amendment shall only serve to amend and modify the Plan to the extent specifically provided herein. All terms conditions, provisions and references of and to the Plan which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein or contained.